Exhibit 99.1

Greatbatch, Inc. Reports Third Quarter Results; Sales Increase by 38%; Company Raises 2005 Financial Guidance

    CLARENCE, N.Y.--(BUSINESS WIRE)--Nov. 9, 2005--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the third quarter ended September 30, 2005.

    Business Summary

    -- Achieved sales growth of 38% for the third quarter of 2005, compared to the prior year; consisting of 43% growth in Implantable Medical Components and 11% growth in Commercial products.

    -- Installation of the remaining assembly equipment at the Greatbatch Mexico facility is expected to be completed in the fourth quarter of 2005. The move of the filtered feedthrough operation in Carson City to Tijuana is progressing. Manufacturing equipment is currently being installed and validated. The project continues to move according to plan and is expected to be completed in its entirety during the first half of 2006.

    -- The move of the manufacturing equipment from the existing capacitor plant to the Alden facility is in process. The move is expected to be substantially complete by the end of the fourth quarter of 2005. Due to increased capacitor volume, the final manufacturing equipment moves may extend into next year to ensure production requirements are met.

    -- Entered into a royalty-based licensing agreement with Medtronic, Inc. with respect to certain intellectual property pertaining to tantalum capacitors. The use of tantalum technology and any purchase of tantalum capacitors by Medtronic are subject to their further evaluation. The Company does not expect any significant near-term financial impact from this agreement.

    --  Raised 2005 full year financial guidance as follows:

            -- Full year 2005 projected sales were increased to a range of $235 - $240 million.

            -- Full year 2005 EPS estimates were increased to a range of $0.45 - $0.55, inclusive of charges of $0.58 per share, representing costs for the Alden and Greatbatch Mexico startups, restructuring charges and various asset write-offs and $0.23 per share in excess capacity costs pertaining to the Tijuana and capacitor plants.

    Net sales totaled $62.4 million during the third quarter of 2005, an increase of 38% from the third quarter of 2004. Net income totaled $0.8 million and diluted earnings per share were $0.03; compared to $3.0 million and $0.14 per diluted share in the prior year.
    During the third quarter of 2005, the Company recorded a $4.5 million charge for the disposition of certain manufacturing and building related assets. In addition, the Company incurred on-going consolidation and relocation costs for its Tijuana, Alden and Carson City facilities totaling $3.3 million, which were in line with previously announced estimates. Excluding these items, net earnings for the third quarter were $6.2 million or $0.28 per diluted share, an increase of 100% over the $0.14 per diluted share in the third quarter of 2004.
    Edward F. Voboril, Chairman and Chief Executive Officer commented, "We are very pleased with our results for the third quarter, highlighted by the 43% growth in our Implantable Medical Components segment. As previously discussed, we most likely received some on-going benefit in this quarter from the marketplace field actions. However, we believe that our growth is also being driven by a number of sustainable factors as well. First, the underlying cardiac rhythm management market remains very robust, in both the domestic and international markets. Second, we are beginning to see increased market penetration for a number of our medical products, specifically batteries, capacitors and feedthrough products. Third, sales of assembly products are progressing as planned. Lastly, the Commercial segment continues to exhibit broad-based growth across the oil and gas, oceanographic and military markets. All of these growth drivers contributed to the significant operating leverage we achieved in the quarter," Voboril concluded.

    Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the third quarters of 2005 and 2004 (in thousands):




Business Unit/Product Lines                   2005    2004       %
                                            3rd Qtr   3rd Qtr  Change
------------------------------------------- -------- -------- --------
Implantable Medical Components ("IMC"):
------------------------------------------- -------- -------- --------
       ICD Batteries                        $11,345   $7,734      +47%
------------------------------------------- -------- -------- --------
       Pacemaker & Other Batteries            5,424    4,092      +33%
------------------------------------------- -------- -------- --------
       ICD Capacitors                         5,349    4,103      +30%
------------------------------------------- -------- -------- --------
       Feedthroughs                          16,386    9,533      +72%
------------------------------------------- -------- -------- --------
       Enclosures                             6,203    5,631      +10%
------------------------------------------- -------- -------- --------
       Other Medical                          9,378    6,653      +41%
                                              ------  ------      ----
------------------------------------------- -------- -------- --------
Total Implantable Medical Components         54,085   37,746      +43%
------------------------------------------- -------- -------- --------
Electrochem Commercial Power ("ECP")          8,273    7,431      +11%
                                              -----    -----      ----
------------------------------------------- -------- -------- --------
    Total Sales                             $62,358  $45,177      +38%
------------------------------------------- -------- -------- --------



    The increase in IMC sales is primarily attributable to organic growth in the core products, specifically batteries, ICD capacitors and feedthrough products. Additionally, the third quarter of 2004 was negatively impacted by lower sales volume to one major CRM customer. These growth factors were partially offset by an average 1% reduction in selling prices. The increase in ECP sales is primarily due to higher demand for power sources used in oil and gas, oceanographic and military and applications.

    Profit & Loss

    Summary The following table summarizes selected information derived from the condensed consolidated statements of operations for the third quarters in 2005 and 2004 (in thousands):




                                              2005     2004      %
                                            3rd Qtr  3rd Qtr   Change
------------------------------------------- -------- -------- --------
Gross Profit                                $24,180  $17,402      +39%
------------------------------------------- -------- -------- --------
Gross Margin                                   38.8%    38.5%
------------------------------------------- -------- -------- --------

------------------------------------------- -------- -------- --------
SG&A Expenses                                $8,842   $6,913      +28%
------------------------------------------- -------- -------- --------
SG&A Expenses as % of Sales                    14.2%    15.3%
------------------------------------------- -------- -------- --------

------------------------------------------- -------- -------- --------
RD&E Expenses, net                           $5,124   $4,156      +23%
------------------------------------------- -------- -------- --------
RD&E Expenses, net as % of Sales                8.2%     9.2%
------------------------------------------- -------- -------- --------

------------------------------------------- -------- -------- --------
Other Operating Expense                      $7,818     $346
------------------------------------------- -------- -------- --------

------------------------------------------- -------- -------- --------
Operating Income                             $1,429   $4,913      -71%
------------------------------------------- -------- -------- --------
Operating Margin                                2.3%    10.9%
------------------------------------------- -------- -------- --------

------------------------------------------- -------- -------- --------
Effective Tax Rate                             30.0%    25.5%
------------------------------------------- -------- -------- --------



    The increase in gross margin is primarily due to the favorable effect of spreading fixed manufacturing expenses over higher volume. This factor contributed to a 550 basis point improvement in gross margins. This increase was partially offset by a 340 basis point reduction in gross margin due to the excess capacity costs at the Greatbatch Mexico and tantalum capacitor facilities and a 110 basis point percentage reduction due to lower medical selling prices.
    The increase in SG&A expenses is primarily due to increased incentive compensation and higher selling and marketing costs from the planned expansion of the medical and commercial sales forces.
    The increase in RD&E expenses is primarily due to increased personnel costs for research and development programs, coupled with decreased reimbursement on new product development projects in the current quarter compared to last year.
    The other operating expense in the current quarter consists of:

    -- Tijuana, Alden and Carson City consolidations/relocations $3.3 million
    --  Asset dispositions $4.5 million

    Outlook

    Considering the Company's third quarter performance and the continued strength of the core Medical and Commercial segments, the Company now expects 2005 sales to be in the range of $235 to $240 million, compared to $220 to $235 million as previously announced. The Company is also increasing its earnings per share guidance and is now anticipating 2005 earnings per share in the range of $0.45 to $0.55. This is inclusive of charges of $0.58 per share, representing costs for the Alden and Greatbatch Mexico startups, restructuring charges and various asset write-offs and $0.23 per share in excess capacity costs pertaining to the Tijuana and existing capacitor plants. Capital spending in 2005 is expected to be in the range of $27 to $32 million, compared to $30 to $35 million as previously announced.
    Earnings per share guidance for 2005 excludes the effect of expensing stock options. Consistent with the Securities and Exchange Commission's announcement amending the compliance dates for Financial Accounting Standards Board Statement ("FAS") 123R, the Company will begin implementing FAS123R when it becomes effective, which is currently anticipated to be the in first quarter of 2006.

    Restatements

    Classification of Auction Rate Securities

    Effective September 30, 2005 we restated the classification of our auction rate securities from cash and cash equivalents to short-term investments in accordance with guidance issued by the U.S. Securities and Exchange Commission. Auction rate securities (ARS) are securities that have stated maturities beyond three months, but are priced and traded as short-term investments due to the liquidity provided through the auction mechanism that generally resets interest rates every 7 to 35 days.

    Recording of Net Operating Loss Carryforward

    During the quarter ended September 30, 2005, the Company determined that it had not accounted for a deferred tax asset related to net operating losses from the Company's acquisition of NanoGram in 2004. These net operating loss carryforwards relate to net operating losses incurred prior to the acquisition date. The recording of the net operating losses decreased long-term deferred income tax liabilities and correspondingly decreased goodwill by $1.7 million.
    As a result of these restatements, the consolidated Balance Sheet as of December 31, 2004 and the Consolidated Statement of Cash Flows for the nine months ended September 30, 2004 have been amended. These restatements had no impact on our results of operations or changes in stockholders' equity. The Company will be issuing revisions to applicable prior period financial statements in the near future.

    Conference Call

    The Company will host a conference call today, Wednesday, November 9, at 11:00 a.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. An audio replay will also be available beginning from 1:00 p.m. E.T. on Wednesday, November 9, 2005 until Wednesday, November 16. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 24535384.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.




                           GREATBATCH, INC.
            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)
                (In thousands except per share amounts)

                                Three months ended  Nine months ended
                                  September 30,       September 30,
                                  2005     2004      2005      2004
                                --------- -------- --------- ---------

Sales                           $ 62,358  $45,177  $182,240  $153,644
Cost of sales                     38,178   27,775   112,154    89,249
                                --------- -------- --------- ---------
       Gross profit               24,180   17,402    70,086    64,395
Selling, general and
 administrative expenses           8,842    6,913    24,089    20,227
Research, development and
 engineering costs, net            5,124    4,156    13,182    14,725
Amortization of intangible
 assets                              967    1,074     2,883     2,925
Other operating expense, net       7,818      346    14,207     3,524
                                --------- -------- --------- ---------
     Operating income              1,429    4,913    15,725    22,994
Interest expense                   1,154    1,144     3,476     3,448
Interest income                     (796)    (244)   (2,024)     (802)
Other (income) expense, net           (9)     (75)      (69)      (75)
                                --------- -------- --------- ---------
     Income before income taxes    1,080    4,088    14,342    20,423
Provision for income taxes           324    1,042     4,303     6,025
                                --------- -------- --------- ---------
     Net income                 $    756  $ 3,046  $ 10,039  $ 14,398
                                ========= ======== ========= =========

Diluted earnings per share      $   0.03  $  0.14  $   0.46  $   0.65






                           GREATBATCH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)

ASSETS                                      September 30, December 31,
                                                2005         2004
                                            ------------- ------------
Current assets:
  Cash and cash equivalents                 $     39,316  $    34,795
  Short-term investments                          62,762       57,437
  Accounts receivable, net                        34,600       24,288
  Inventories                                     36,157       34,027
  Refundable income taxes                          5,629        3,673
  Deferred income taxes                            3,622        3,622
  Prepaid expenses and other current assets        4,883        4,637
                                            ------------- ------------
          Total current assets                   186,969      162,479

Property, plant, and equipment, net               99,535       92,210
Intangible assets, net                            61,100       63,984
Goodwill                                         155,039      155,039
Other assets                                       4,310        4,493
                                            ------------- ------------
Total assets                                $    506,953  $   478,205
                                            ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                          $     12,260  $     8,971
  Accrued expenses and other current
   liabilities                                    24,400       18,109
  Current portion of long-term debt                  762        1,000
                                            ------------- ------------
           Total current liabilities              37,422       28,080

Long-term debt, net of current portion                 -          652
Convertible subordinated notes                   170,000      170,000
Deferred income taxes                             29,230       23,296
                                            ------------- ------------
           Total liabilities                     236,652      222,028
                                            ------------- ------------

Stockholders' equity:
  Preferred stock                                      -            -
  Common stock                                        22           21
  Additional paid-in capital                     216,766      212,131
  Deferred stock-based compensation               (1,419)        (833)
  Treasury stock, at cost                              -          (95)
  Retained earnings                               55,010       44,971
  Accumulated other comprehensive loss               (78)         (18)
                                            ------------- ------------
           Total stockholders' equity            270,301      256,177
                                            ------------- ------------
Total liabilities and stockholders' equity  $    506,953  $   478,205
                                            ============= ============


    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             tborowicz@greatbatch.com